SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc Lloyds TSB Bank plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

25 Gresham Street London EC2V 7HN United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

4.875% Senior Notes due 2016 6.375% Senior Notes due 2021 Floating Rate Notes due 2014	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-167844 and 333-167844-01

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated January 14, 2011 and the prospectus supplement dated January 25, 2011 (collectively, the “Prospectus Supplements”) to a prospectus dated December 22, 2010 (the “Prospectus”) relating to the securities to be registered hereunder.  The Registrant incorporates by reference the Prospectus and the Prospectus Supplements to the extent set forth below.

Item 1.   Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 2 through 15 of the Prospectus, and “Description of the Senior Notes” on pages S-6 through S-9 and “Certain U.K. and U.S. Federal Tax Consequences”, on pages S-9 through S-10 of each Prospectus Supplement.

Item 2.   Exhibits

4.1
Indenture, among Lloyds TSB Bank plc, as issuer, Lloyds Banking Group plc, as guarantor, and The Bank of New York Mellon, as Trustee, dated as of January 21, 2011 (the “Indenture”) incorporated herein by reference from Exhibit 4.3 of the Form F-3/A filed with the Commission on December 22, 2010.

4.2	Forms of Global Notes relating thereto.

4.3	Officer’s Certificates of Lloyds TSB Bank plc pursuant to Section 3.01 of the Indenture setting forth the terms of the Notes.

99.1
Prospectus and the Prospectus Supplements (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on December 22, 2010, January 14, 2011 and January 25, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorized.

Lloyds TSB Bank plc Issuer

/s/ Simon White
Name:	Simon White
Title:	Authorized Signatory

Lloyds Banking Group plc

/s/ Simon White
Name:	Simon White
Title:	Authorized Signatory

February 8, 2011